EXHIBIT 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of March 6, 2012, by and between John M. Sherwood (the “Executive”) and NMI Holdings, Inc. (the “Company”) a Delaware Corporation, is made and entered into as of April 24, 2012, by and between the Executive and the Company and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Employment Agreement.
WITNESSETH THAT:
WHEREAS, the Employment Agreement includes a definition of Change in Control;
WHEREAS, in connection with finalizing the Company’s By-Laws, certain elements in the definition of Change in Control in the Employment Agreement require amendment;
WHEREAS, the Company and the Executive wish to amend the definition of Change in Control to substantially conform to the definition of Change of Control set forth in the Company’s By-Laws;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the Executive and the Company hereby agree as follows:
1.Definition of Change in Control. The definition of Change in Control set forth in Section 6(g) of the Employment Agreement is hereby amended to read as follows:
“Change in Control” shall, for the purposes of Section 6 of this Agreement, be the first to occur following the Effective Date of:
(i)the acquisition by any individual, entity or Group, as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Beneficial Ownership (within the meaning given in Rule 13d-3 promulgated under the Exchange Act) (in a single transaction or a series of related transactions) of 35% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise or settlement of any similar right to acquire such common stock, or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any Affiliated Entity, (2) any acquisition directly from the Company, (3) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliated Entity or (4) any acquisition by any person or entity that complies with clauses (A), (B) and (C) of subsection (iv) of this Section 6(g);

EXHIBIT 10.11

(ii)individuals who, on the Initial Effective Date, constitute the Company’s board of directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; and provided, further, that any directors elected at the Directors Election Meeting (as defined in the Company’s By-Laws) shall be considered “Incumbent Directors” for purposes of this Section 6(g)(ii);
(iii)    approval by the stockholders of the Company of a complete dissolution or liquidation of the Company; or
(iv)    the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the “Parent Company”) is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least two-thirds of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
For the avoidance of doubt, in no event shall (w) the Capitalization of NMI, (x) the Company’s public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, (y) any change in the composition of the Board resulting from a Special Election Meeting referred to in Section 2.2(b) of the Company’s By-Laws or from a Director Election Meeting referred to in Section 2.2(c) of the Company’s By-Laws, or (z) any transactions relating to the dissolution or liquidation of the Company resulting from the failure to receive

EXHIBIT 10.11

GSE Approval, in the case of each of clause (i), (ii), (iii) or (iv), constitute or be deemed to constitute a Change in Control nor shall it be taken into account in determining whether a Change in Control occurred for purposes of this Agreement.”
2.     Effect on the Employment Agreement. This Amendment shall be deemed incorporated into the Employment Agreement and shall be construed and interpreted as though fully set forth therein. Except as amended and modified herein, the Employment Agreement remains in full force and effect.
3.    Miscellaneous. Section 12 of the Employment Agreement shall apply mutatis mutandis to this Amendment.

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EXHIBIT 10.11

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

Dated: ___April 24, 2012_____________	NMI HOLDINGS, INC. By: ___/s/ Joseph Kavanagh______ Name: Joseph Kavanagh Title: Director
Dated: ___April 24, 2012_____________	JOHN M. SHERWOOD _____/s/ John M. Sherwood_____

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